Sprott Physical Silver Trust F-10

Exhibit 107

Calculation of Filing Fee Tables

F-10

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(Form Type)

Sprott Physical Silver Trust

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Units	457(o)	(1)	(1)	$2,000,000,000(2)	$0.0001102	$220,400
Fees Previously Paid	—		—	—	—	—		—

	Total Offering Amounts					$2,000,000,000		$220,400
	Total Fees Previously Paid							$0
	Total Fee Offsets							$193,430
	Net Fee Due							$26,970

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price of $2,000,000,000 for all units sold by Sprott Physical Silver Trust (the “Registrant”) pursuant to this registration statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all units sold by the Registrant pursuant to this registration statement exceed $2,000,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Sprott Physical Silver Trust	F-10	333-254061	03/10/2021		$193,430(1)	Unallocated (Universal) Shelf	Units	Units	$1,782,134,318(2)
Fee Offset Sources	Sprott Physical Silver Trust	F-10	333-254061		03/10/2021						$193,430(1)

(1) A registration fee of US$193,430 has previously been paid with respect to securities that were previously registered under the Registrant’s registration statement on Form F-10 filed on March 10, 2021 (No. 333-254061) (the “Prior Registration Statement”) and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the unutilized registration fee of US$193,430 from the Prior Registration Statement shall be applied to offset the registration fee payable in connection with this Registration Statement. Accordingly, an additional registration fee of US$26,970 is being paid in connection with this Registration Statement.

(2) The Registrant has terminated or completed any offering that included the unsold securities under the Prior Registration Statement.